                               Exhibit 10(xliii)
                               _________________


                           FIFTH AMENDMENT OF LEASE

     THIS FIFTH AMENDMENT OF LEASE (this "Fifth Amendment"), dated as of December 26, 1995, between RREEF USA FUND-III, a California group trust ("Landlord"), having an office c/o The RREEF Funds, Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055, and THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK, a New York corporation ("Tenant"), having an office at 125 Maiden Lane, New York, New York.

                             W I T N E S S E T H :
                             _ _ _ _ _ _ _ _ _ _

     WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement, dated as of December 30, 1986 (the "Original Lease"), whereby Landlord leased to Tenant and Tenant hired from Landlord a portion of the basement level, first floor, second floor, third floor, fourth floor and fifth floor (referred to in the Original Lease collectively as the "Short-Term Space"), and a portion of the basement level (the "Basement Premises"), second floor (the "Second Floor Premises"), fifth floor (the "Fifth Floor Premises"), sixth floor (the "Sixth Floor Premises"), seventh floor (the "Seventh Floor Premises"), eighth floor (the "Eighth Floor Premises") and ninth floor (the "Ninth Floor Premises") (the Basement Premises, the Second Floor Premises, the Fifth Floor Premises, the Sixth Floor Premises, the Seventh Floor Premises, the Eighth Floor Premises and the Ninth Floor Premises are referred to in the Original Lease collectively as the "Long-Term Space"), in the building located at 125 Maiden Lane, New York, New York (the "Building"), all as more particularly described in the Original Lease; and

     WHEREAS, pursuant to that certain Amendment, dated August 31, 1988 (the "First Amendment"), Landlord and Tenant modified the Original Lease to, among other things, extend the term of the leasing of the Short-Term Space, all as more particularly described in the First Amendment; and

     WHEREAS, pursuant to that certain Second Amendment to Lease, dated November 10, 1988 (the "Second Amendment"), Landlord and Tenant further modified the Original Lease to, among other things, provide for the leasing of additional space on the fifth floor of the Building (the "Additional Fifth Floor Premises"), all as more particularly described in the Second Amendment; and

     WHEREAS, pursuant to that certain Third Amendment to Lease, dated May 10, 1989 (the "Third Amendment"), Landlord and Tenant further modified the Original Lease to, among other things, provide for the leasing of certain space on the basement level (the "Additional Basement Premises") and the third floor (the "Third Floor Premises") on a month-to-month basis, all as more particularly described in the Third Amendment; and

     WHEREAS, pursuant to that certain Fourth Amendment to Lease, dated as of April 14, 1995, (the "Fourth Amendment"), Landlord and Tenant further modified the Lease to, among other things, provide for (i) the surrender by Tenant to Landlord of the Basement Premises, the Fifth Floor Premises, the Additional
Fifth Floor Premises and a portion of the Sixth Floor Premises and (ii) a reduction in the term of the Lease, all as more particularly described in the Fourth Amendment; and

     WHEREAS, the Original Lease, as modified by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, is hereinafter referred to as the "Lease"; and

     WHEREAS, (i) Landlord and Tenant desire to extend the term of the Lease, and (ii) Landlord and Tenant desire to make further modifications to the Lease, in each case, all as more particularly set forth in this Fifth Amendment.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree to modify the Lease as follows:

     1. Definitions. All capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Lease. The term "Effective Date" shall mean the date that is the earlier of (i) December 31, 1995 and (ii) the Plan Date; provided, however, that upon the occurrence of a default under the Lease which continues beyond the expiration of any applicable notice and cure period, the "Effective Date", at Landlord's election, shall be deemed to be the date upon which such default occurred.

     2. Lease Term. Effective as of the Effective Date, the term of the Lease shall be extended until December 31, 2006 (or such earlier date on which the term may end pursuant to any of the terms, conditions or covenants of the Lease, as modified by this Fifth Amendment, or pursuant to law, but subject to Tenant's right to extend the term pursuant to Article 40 of the Lease, as modified by this Fifth Amendment). Effective as of the Effective Date, (a) the term
          "Expiration Date"  shall be  deemed to  mean December  31,  2006  and
          (b) all references to the word "term" in the Lease shall be deemed to refer to the term of the Lease as hereby extended. Effective from and after the Effective Date, Tenant shall continue to lease the Premises upon all of the terms and conditions of the Lease, as modified by this Fifth Amendment (including all of the rights and privileges provided for Tenant under the Lease).

     3.   Fixed Base  Rent. (a)   Effective as of the Effective Date, Exhibit D
          of the Lease shall be deleted in its entirety and Exhibit D annexed hereto shall be substituted in its place.

          (b) Notwithstanding anything to the contrary contained in the Lease or this Fifth Amendment, provided Tenant shall not be in Material Default under any of the terms and provisions of the Lease, as modified by this Fifth Amendment, the Fixed Base Rent (excluding the portion of Fixed Base Rent allocable to electricity) payable under the Lease, as modified by this Fifth Amendment, shall be abated for the period, if any, commencing on the Effective Date and ending on December 31, 1995; provided, however, that upon the occurrence of (but only during the continuance of) a Material Default by Tenant under any of the terms and provisions of the Lease, as modified by this Fifth Amendment, such abatement shall end.

     4. Taxes. (a) Effective as of the Effective Date, (i) the section entitled "BASE TAX YEAR" on the Reference Page of the Original Lease shall be deleted in its entirety and the following substituted in its place: "BASE TAX YEAR: July 1, 1995 - June 30, 1996"; (ii) clause
          (c) of Section 4.01 of the Original Lease shall be amended by deleting the clause ", which Base Tax equals $1,335,752.00"; (iii)
          Section 4.05 of the Original Lease shall be deleted in its entirety and the following substituted in its place: "4.05. If the term of this lease with respect to the Premises shall end on a date which is not the last day of a Tax Year, the Tax Payment for such Tax Year allocable to the Premises shall be equitably pro-rated"; and (iv)
          Section 4.07 of the Original Lease shall be deleted in its entirety.

          (b) Effective as of the Effective Date, Section 4.03 of the Lease shall be amended as follows:

               (i) The first  sentence of  Section 4.03 shall be deleted in its entirety and the following substituted in its place:

               "(a) If the Taxes for any Tax Year during the term of this lease shall exceed the Base Tax, Tenant shall pay for such Tax Year an amount (herein called "Tax Payment") equal to (A) for each Tax Year during the Tax Cap Period (as hereinafter defined), the lesser of (x) the sum of (i) Tenant's Proportionate Share of the excess of such Taxes over the Base Tax plus (ii) Cumulative Deferred Taxes (as hereinafter defined), if any, and (y) Tenant's Proportionate Share of the excess of the Maximum Amount over the Base Tax, and (B) for each Tax Year following the Tax Cap Period, Tenant's Proportionate Share of the excess of such Taxes over the Base Tax."

               (ii) The following  provisions shall  be added  to  the  end  of
                    Section 4.03:

"For the purposes of this Section 4.03:

          (A) The term "Deferred Taxes" shall mean (x) with respect to the first and second Tax Years following the Base Tax Year, $0, and
               (y) with respect to the third and fourth Tax Years following the Base Tax Year, the amount by which (1) Tenant's Proportionate Share of the excess of Taxes for such Tax Year over the Base Tax exceeds (2) Tenant's Proportionate Share of the excess of the Maximum Amount for such Tax Year over the Base Tax.

          (B) The term "Cumulative Deferred Taxes" shall mean, with respect to a given Tax Year, the sum of the Deferred Taxes for all prior Tax Years, less the amount of Cumulative Deferred Taxes theretofore paid by Tenant as part of Tenant's Tax Payment.

          (C) The term "Maximum Amount" shall mean (x) for the first Tax Year following the Base Tax Year, the amount obtained by multiplying the Base Tax by 104%, (y) for the second Tax Year following the Base Tax Year, the amount obtained by multiplying 104% by the lesser of (1) Taxes for the immediately preceding Tax Year and
               (2) the Maximum Amount for the immediately preceding Tax Year, and (z) for the third and fourth Tax Years following the Base Tax Year, the amount obtained by multiplying 104% by the Maximum Amount for the immediately preceding Tax Year.

          (D) The term "Tax Cap Period" shall mean the period beginning on the Effective Date and ending on June 30, 2000."

          (c) Landlord and Tenant acknowledge that the Mayor's Plan for the Revitalization of Lower Manhattan, dated December 15, 1994 (the "Plan"), contemplates, among other matters, a real property tax abatement applicable to certain lease renewals. Landlord and Tenant desire to obtain such abatement in respect of the Lease, as modified by this Fifth Amendment, to the extent practicable, and shall reasonably cooperate with each other in (i) making required filings with the governmental authority having jurisdiction and (ii) modifying the Lease, as modified by this Fifth Amendment, if necessary to qualify the Lease, as modified by this Fifth Amendment, for such abatement, provided that in no event shall (x) the economic terms of the Lease, as modified by this Fifth Amendment, be modified in any respect, (y) Landlord's rights be decreased or Landlord's obligations be increased (except as provided in clause (i) above) or (z) the implementation of such abatement result in a reduction in the payments required to be made by other tenants at the Building in respect of Taxes. In the event an abatement or reduction of Taxes is obtained pursuant to the Plan (as enacted and thereafter in effect from time to time) and such abatement or reduction is thereafter terminated or reduced (unless due solely to Landlord's acts, failure to perform any acts required under the Plan (as enacted and thereafter in effect from time to time) (including the timely payment of real property taxes provided Tenant shall have paid to Landlord the applicable installments of the Tax Payment when due) or misrepresentations), Tenant shall be responsible for and shall pay to Landlord within 10 days after demand the resulting increase in Taxes payable by Landlord (including any retroactive increase), and all interest and penalties relating thereto. In the event an abatement or reduction of Taxes is obtained pursuant to the Plan (as enacted and thereafter in effect from time to time) and such abatement or reduction is thereafter terminated or reduced due solely to Landlord's acts, failure to perform any acts required under the Plan (as enacted and thereafter in effect from time to time) or misrepresentations, Tenant's Tax Payment shall be determined as if such abatement or reduction were not terminated or reduced as aforesaid.

     5.   Operating Expense  Escalation.   Effective as  of the Effective Date,
          Article 5 of the Lease shall be deleted in its entirety and the following substituted in its place:

     "Operating Expense Escalation.
      ____________________________


     5.01 For purposes of this lease the following terms shall have the following meanings:

     (1) (a) The term "Expenses" shall mean the total of all the costs and expenses (and taxes thereon, if any) incurred by Landlord with respect to the operation and maintenance of the Building and the property on which the Building is located (the "Property") and the services provided to the tenants of the Building (including Tenant) computed on an accrual basis including, without limitation, the costs and expenses with respect to: steam, gas and any other fuel or utilities; water rates and sewer rents; the cost of operating the Building's cooling system, as is necessary to provide air conditioning to the Building at all times; ventilation and heating; electricity for areas other than those leased to individual tenants (including electricity for air conditioning such areas) as indicated by meter, or if there be no meter, as determined by Landlord's electrical consultant; metal, elevator cab, lobby, plaza, sidewalk, curb and other public area maintenance and cleaning; interior and exterior landscaping and decoration; painting of nontenant areas; window cleaning and cleaning of stainless steel signbands in front of retail premises; the purchase price or rental cost, as applicable, of all building and cleaning supplies, tools, materials, machinery and equipment; depreciation of movable equipment used in the operation or maintenance of the Property; fire, extended coverage, boiler and machinery, sprinkler apparatus, public liability and property damage, loss of rental, fidelity and plate glass insurance and any other insurance required by the holder of any mortgage or ground lease covering the Property or customarily carried with respect to buildings similar to the Building; wages, salaries, bonuses, disability benefits, hospitalization, medical, surgical, dental, optical, psychiatric, legal, union and general welfare benefits (including group life insurance), any pension, retirement or life insurance plan and other benefit or similar expenses respecting employees of the Landlord up to and including the building manager; uniforms and working clothes for such employees and the cleaning and replacement thereof; expenses imposed on the Landlord pursuant to law or to any collective bargaining agreement with respect to such employees; workmen's compensation insurance, payroll, social security, unemployment and other similar taxes with respect to such employees; salaries of bookkeepers and accountants; professional and consulting fees, including legal and accounting fees incurred in the usual operation of the Building; charges for independent contractors performing work included within the definition of Expenses; association fees or dues; telephone and stationery; building telephone; repairs, replacements and improvements which are necessary or appropriate for the continued operation or maintenance of the Building as a first-class office building (provided that such improvements shall not include improvements expanding the size of the Building or materially changing the character of the Building) except that where any such cost is a capital expenditure (as determined in accordance with generally accepted accounting principles) such cost shall be amortized, if required, in accordance with subparagraph
          (b)(vi) of this Section 5.01; any assessments, dues, levies or charges paid to any business improvement district or similar organization or any other person on behalf of such an organization; and management fees for the management of the Building, or if no managing agent is employed by Landlord, a sum in lieu thereof which is not in excess of the then prevailing rates for management fees in lower Manhattan for first-class office buildings similar to the Building. To the extent that Landlord manages, maintains or operates any other buildings using employees, services or supplies from the Building, Landlord shall make appropriate allocations of the costs and expenses thereof between such other buildings and the Building.

          (b) The following costs and expenses shall be excluded or deducted, as the case may be, from the foregoing costs and expenses:

               (i) the cost of electricity furnished to the Premises and other space leased to tenants as measured by meters, or if there be no meters, as determined by Landlord's electrical consultant;

               (ii) leasing commissions,  brokerage fees  and any  other  costs incurred in connection with procuring tenants for the Building;
              (iii) salaries for Landlord's executives above the grade of building manager;

               (iv) cost of  repairs or replacements incurred by reason of fire or other  casualty or  condemnation to  the extent to which
                    (A) Landlord is compensated therefor through proceeds of insurance or condemnation awards, (B) Landlord failed to obtain insurance against such fire or casualty, if insurance was available against a risk of such nature at the time of such, and such insurance was then generally carried by owners of similar buildings in Manhattan, or (C) Landlord is not reimbursed therefor due to the coinsurance provisions of its insurance policies on account of
                    Landlord's failure to obtain a sufficient amount of coverage against such risk (other than amounts covered by a standard deductible);

               (v) costs which would be considered capital expenditures in accordance with generally accepted accounting principles for equipment or improvements other than those (A) that are undertaken to comply with the requirements of any federal, state or local law or governmental regulations whether presently existing or hereafter enacted into law or hereafter promulgated as a regulation, whether or not such law or regulation is valid or mandatory, (B) that reduce the expenses that otherwise would be included in Expenses or (C) which would otherwise constitute repairs, replacements and improvements which are necessary or appropriate for the continued operation and maintenance of the Building as a first-class office building, subject to the limitations set forth in Paragraph (a) above, provided, however, if the costs described in clauses (A) to (C) would be amortized in accordance with generally accepted accounting principles, then such cost shall be amortized using straight-line amortization over the useful life of the item, determined in accordance with generally accepted accounting principles, together with interest at a rate per annum equal to the prime commercial lending rate from time to time announced by Chemical Bank (or any successor thereto) to be in effect at its principal office in New York, New York plus 1%, from the due date thereof until paid, applied to the then unamortized cost of such item, and as so amortized (including such interest factor), included in Expenses for the Operating Year in which such cost is incurred and subsequent Operating Years;

               (vi) advertising and promotional expenditures;

              (vii) Taxes;

             (viii) costs for performing work or performing services for individual tenants (including Tenant) at such tenants' expense;

               (ix) legal  and   other  professional   fees  and  disbursements
                    incurred in connection with the negotiation of the leases or the sale or financing of the Building or the collection of rent or eviction of other tenants in the Building for the nonpayment of rent;

               (x) the cost of any judgment, settlement or arbitration award resulting from any tort liability;

               (xi) "takeover expenses"  (i.e., expenses  incurred by  Landlord with respect to space located in another building of any kind or nature in connection with the leasing of space in the Building);

              (xii) the cost of tenant installations and decorations incurred in connection with preparing space for any tenant;

             (xiii) franchise, estate, succession, inheritance, profit, gross receipts, capital gains, capital stock, transfer and income taxes imposed upon Landlord or the Building or the land upon which the Building is located (other than in respect of electrical service);

              (xiv) debt service under any Superior Mortgage on the Building and financing and refinancing costs in respect of any mortgage placed upon the Building and any and all other costs incurred in obtaining or endeavoring to obtain any such financing or refinancing;

               (xv) rent payable under any Superior Lease;

              (xvi) depreciation of the Building, amortization and other non-
                    cash charges;

             (xvii) interest or penalties for late payment by Landlord
                    (provided Tenant shall have made all payments due Landlord under this lease within the time period specified for payment in this lease);

            (xviii) the cost of installing, operating and maintaining any specialty service such as an observatory, broadcasting facilities, luncheon club, athletic and recreational club which is not generally provided by landlords of first class office buildings in lower Manhattan;

              (xix) the cost of any special or extra heating, ventilating, air-
                    conditioning, janitorial or other special or extra services provided to tenants during other than Business Hours and which is not provided to Tenant (other than at Tenant's direct expense);

               (xx) any fee for the management of the Building to the extent materially in excess of management fees that would be payable to a reputable first-class management company which is unrelated to Landlord;

              (xxi) arbitration expenses incurred in connection with the leasing of space in the Building or with prosecuting default or eviction proceedings against tenants for nonpayment of rent; or

             (xxii) any rent, additional rent or other charge under any lease or sublease to or assumed, directly or indirectly, by Landlord;

            (xxiii) costs incurred in performing work or furnishing services for any tenant (including Tenant), whether at such tenant's or Landlord's expense, to the extent that such work or service is materially in excess of any work or service that Landlord is obligated to furnish to Tenant at Landlord's expense;

             (xxiv) there shall be deducted from Expenses an amount equal to all amounts received by Landlord through proceeds of insurance to the extent the proceeds are compensation for Expenses which (i) previously were included in Expenses hereunder, (ii) are included in Expenses for the Operating Year in which the insurance proceeds are received, or (iii) will be included as Expenses in a subsequent Operating Year;

              (xxv) costs and expenses related to or incurred in connection with the initial construction on the land of the Building and other improvements, whether above or below ground; and

             (xxvi) any expenses related to any retail, parking or garage facilities or space in, on or about the Building or the land upon which the Building is located or appurtenant or adjacent thereto which are not also related to the office portion of the Building.

          (c) In determining the amount of Expenses for the Base Operating Year or any Operating Year thereafter, Expenses shall be determined for such Base Operating Year or Operating Year to be an amount equal to the like expenses which would normally be expected to be incurred had such occupancy been ninety-five percent (95%) throughout such Base Operating Year or Operating Year.

          (d) If Landlord is not furnishing any particular work or service (the cost of which if performed by Landlord would constitute an Expense) to a tenant because such tenant has undertaken to perform such work or service itself in lieu of the performance thereof by Landlord or because such item of work or service is not required by such tenant or for other reasons, Expenses shall be determined to be increased by an amount equal to the additional Expense which reasonably would have been incurred during such period by Landlord if it had at its own expense furnished such work or services to such tenant.

     (2)  The  term   "Base  Operating  Year"  shall  mean  the  calendar  year
          commencing on January 1, 1995.

     (3) The term "Operating Year" shall mean each calendar year which includes any part of the term.

     (4) The term "Tenant's Proportionate Share" shall mean a fraction with the numerator equaling the number of rentable square feet in the Premises (excluding basement storage space) and the denominator equaling the number of rentable square feet in the Building (excluding basement storage space and the lobby newsstand). As of the date hereof, Tenant's Proportionate Share for each portion of the Premises are the percentages set forth in Exhibit D hereto.

     (5) The term "Escalation Statement" shall mean a statement setting forth the amount payable by Tenant for a specified Operating Year or Tax Year (as defined in Article 4 hereof).

     5.02 For each Operating Year commencing during the term of this Lease, Tenant shall pay ("Tenant's Operating Payment") a sum equal to the product obtained by multiplying (i) Tenant's Proportionate Share by
          (ii) the excess of Expenses for any given Operating Year over Expenses incurred in the Base Operating Year.

     5.03 Landlord  shall   furnish  to  Tenant  for  each  Operating  Year  an
          escalation statement (the "Escalation Statement") (subject to revision as hereinafter provided) setting forth Landlord's estimate of Tenant's Operating Payment for such Operating Year. Tenant shall pay to Landlord on the first day of each month during such Operating Year an amount equal to one-twelfth (1/12) of Landlord's estimate of Tenant's Operating Payment for such Operating Year. If Landlord shall furnish such estimate for an Operating Year after the commencement thereof, then (a) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this
          Section 5.03 for the last month of the preceding Operating Year; (b) Landlord shall notify Tenant in the Escalation Statement containing such estimate whether the installments of Tenant's Operating Payment previously paid for such Operating Year were more or less than the installments which should have been paid for such Operating Year pursuant to such estimate and (i) if there shall be an underpayment, Tenant shall pay the amount thereof within thirty (30) days after being furnished with such Escalation Statement or (ii) if there shall be an overpayment, Tenant shall be entitled to a credit in the amount thereof against subsequent payments of Fixed Base Rent; and (c) on the first day of the month following the month in which such estimate is furnished to Tenant and every month thereafter for the balance of such Operating Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12) of Tenant's Operating Payment as shown on such estimate. Landlord may at any time and from time to time (but not more often than two (2) times in any Operating Year) furnish to Tenant an Escalation Statement setting forth Landlord's revised estimate of Tenant's Operating Payment for a particular Operating Year and in such case, Tenant's Operating Payment for such Operating Year shall be adjusted and paid or credited, as applicable, in the same manner as provided in the preceding sentence.

     5.04 After the end of each Operating Year, Landlord shall submit to Tenant an annual Escalation Statement setting forth the Expenses for the preceding Operating Year and the balance of Tenant's Operating Payment, if any, due to Landlord from Tenant for such Operating Year. If such annual Escalation Statement shall show that the sums paid by Tenant under Section 5.03 during such Operating Year exceeded Tenant's Operating Payment for such Operating Year, Tenant shall be entitled to a credit in the amount of such excess against subsequent payments under this Article 5. If such annual Escalation Statement shall show that the sums so paid by Tenant were less than Tenant's Operating Payment for such Operating Year, Tenant shall pay the amount of such deficiency to Landlord within thirty (30) days after being furnished with such annual Escalation Statement. The annual Escalation Statements with respect to expenses shall be in reasonable detail and shall either be (i) certified by an officer or partner of Landlord (or of Landlord's managing agent if the Landlord is the landlord named herein or any affiliate of the landlord named herein) or (ii) audited or certified by accountants. Any Escalation Statement sent to Tenant shall be conclusively binding upon Tenant unless, within ninety (90) days after such Escalation Statement is delivered, Tenant shall deliver notice to Landlord stating that Tenant objects to such Escalation Statement and specifying in reasonable detail the respects in which such Escalation Statement is being disputed. Provided Tenant timely objects to an Escalation Statement as aforesaid, during the 30-day period following Tenant's delivery of the objection notice, Tenant shall have the right, upon at least 5 days prior notice, to audit (at a location in the City of New York designated by Landlord) Landlord's books and records relating to the Expenses for the Operating Year to which such Escalation Statement relates. Such audit shall be performed within the ninety (90) day period and shall be conducted at such time or times during normal business hours as Landlord shall reasonably designate and shall be performed by an independent certified public accounting firm selected by Tenant and approved by Landlord in its reasonable judgment. Tenant shall deliver a copy of the audit report prepared by such independent accounting firm to Landlord, and if Landlord disputes such report, either party may submit such dispute for expedited arbitration in accordance with the provisions of
          Section 5.05. Notwithstanding the making of any objections by Tenant, and as a condition to Tenant's right to dispute any such Escalation Statement and to conduct such audit, Tenant shall pay to Landlord when due the amount shown on any such Escalation Statement as provided in this Article 5.

     5.05 (a)  An expedited  arbitration for  any dispute  pursuant to  Section
          5.04 shall be commenced by either party by the delivery of a notice (an "Arbitration Notice") which shall set forth the dispute to be determined. The expedited arbitration shall be determined by a single arbitrator who shall be a partner or member of one of the so-called "Big Six" certified public accounting firms (or any successor firms thereto) and who shall be jointly selected by Landlord and Tenant within five (5) Business Days after the giving of the Arbitration Notice. If the parties are unable to agree on an arbitrator within such five (5) Business Day period, either party, upon notice to the other party, may request such appointment by the American Arbitration Association, or any successor thereto (the "AAA"). If the AAA is unable or refuses to act within five (5) Business Days after request for an appointment of an arbitrator is made, then either party may apply to the Supreme Court of the State of New York, New York County for appointment of the arbitrator.

          (b) The arbitrator designated or appointed shall be directed to reach a decision regarding the dispute that is the subject of the expedited arbitration within ten (10) Business Days following the arbitrator's designation or appointment. The expedited arbitration shall be conducted in accordance with the then prevailing Commercial Arbitration Rules of the AAA (or any successor rules thereto). The arbitrator's award in connection with, or determination of, an expedited arbitration shall be conclusive and binding on the parties, and such award or determination may be enforced on the application of either party by the order or judgment of a court of competent jurisdiction. The arbitrator shall be bound by the provisions of the Lease and shall not add to, subtract from or otherwise modify such provisions. The fees and expenses of the arbitrator and all other costs and expenses of the expedited arbitration shall be borne by the parties equally, and all costs and expenses incurred by each party in connection with such expedited arbitration (including the reasonable fees and disbursements of attorneys or witnesses) shall be borne by each party respectively."

     6. Termination Option. Provided Tenant shall not be in Material Default under the terms and provisions of the Lease, as modified by this Fifth Amendment, both at the time Tenant delivers the Termination Notice and on the Termination Date, Tenant shall have the right (the "Termination Right") to terminate the Lease, as modified by this
          Fifth Amendment, as of June 30, 2005 (the "Termination Date"). Tenant may exercise the Termination Right only by (i) delivering irrevocable notice thereof (the "Termination Notice") to Landlord on or before December 31, 2003 and (ii) paying $462,837 (the "Termination Payment") to Landlord on or prior to December 31, 2004. Time shall be of the essence with respect to the giving of the Termination Notice and the making of the Termination Payment. If Tenant properly exercises the Termination Right and delivers the Termination Payment to Landlord as aforesaid, then on the Termination Date this Lease shall terminate and end as if such Termination Date was the Expiration Date of the Lease, as modified by this Fifth Amendment. Tenant shall be responsible for the payment of all taxes and other payments (including, without limitation, transfer taxes) required to be paid in connection with or relating to Tenant's exercise of the Termination Right, regardless of whether such taxes or other payments are the obligation of Landlord or Tenant. Tenant shall indemnify and hold harmless Landlord and its partners, directors, officers, principals, agents, shareholders, trustees, trust beneficiaries, investment managers and employees from and against any and all liability, damages, claims, costs or expenses relating to the payment of any taxes or other payments required to be paid in connection with or relating to Tenant's exercise of the Termination Right, together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys' fees and expenses.

     7.   Option to  Renew.   Effective as of the Effective Date, Article 40 of
          the Lease shall be deleted in its entirety and the following substituted in its place:

     "40.01. (a) Provided that Tenant is not in Material Default under this lease, Tenant shall have the option to extend the term of this lease for two additional periods of 5 years (each, an "Extended Term" and together, the "Extended Terms"). Such option to extend the terms of this lease may be exercised only as follows. With respect to the first Extended Term,
     (i) in the event that Landlord delivers notice to Tenant no earlier than December 31, 2004 and no later than June 30, 2005 that Tenant may exercise its option pursuant to this Section 40.01, Tenant shall notify Landlord on or before September 30, 2005 as to whether it wishes to so exercise such option; and (ii) in the event that Landlord delivers notice to Tenant subsequent to June 30, 2005, or fails to so deliver such notice, Tenant shall notify Landlord on or before December 31, 2005 but no earlier than July 1, 2005 as to whether it wishes to so exercise its option pursuant to this Section 40.01. With respect to the second Extended Term, (i) in the event that Landlord delivers such notice to Tenant no earlier than December 31, 2009 and no later than June 30, 2010 that Tenant may exercise its option pursuant to this Section 40.01, Tenant shall notify Landlord on or before September 30, 2010 as to whether it wishes to so exercise such option, and (ii) in the event that Landlord delivers notice to Tenant subsequent to June 30, 2010, or fails to so deliver such notice, Tenant shall notify Landlord on or before December 31, 2010 but no earlier than July 1, 2010 as to whether it wishes to so exercise its option pursuant to this Section 40.01. If Tenant fails to timely give any notice required by this Section 40.01, Tenant's option to extend the term of this lease shall be terminated and be deemed waived by Tenant, and of no further force and effect and Landlord shall have the right to lease the Premises or any portion thereof to any entity for any period commencing after the expiration of this lease. It is expressly agreed that Tenant shall not have an option to extend the term of this lease beyond the expiration of the second Extended Term. If this lease shall be terminated before the commencement of an Extended Term, Tenant's option to extend the term of this lease, or its exercise thereof, or an Extended Term or lease created by any such exercise, shall be abrogated and rendered null and void. In no event shall Tenant be permitted to exercise its option for the second Extended Term pursuant to this Section 40.01 unless it previously exercised its option for the first Extended Term pursuant to this
     Section 40.01.

          (b) Upon Tenant's giving notice of its election to extend the term of this lease for an Extended Term, pursuant to Section 40.01(a), this lease shall be deemed automatically amended as of the date following the Expiration Date with respect to the first Extended Term, and as of the date following the expiration date of the first Extended Term with respect to the Second Extended Term, as follows: (i) the Fixed Base Rent shall be equal to 95% of the fair market rent (excluding amounts allocable to electricity) for the Premises for the applicable Extended Term as determined pursuant to Section 40.02; (ii) the Expiration Date of the first Extended Term shall be December 31, 2011 and the Expiration Date of the second Extended Term shall be December 31, 2016; (iii) for purposes of Article 4, the Base Tax Year shall be the Tax

              Year commencing on July 1, 2006 and ending June 30, 2007 for the first Extended Term and the Tax Year commencing on July 1, 2011 and ending on June 30, 2012 for the Second Extended Term; (iv) for purposes of Article 5, the Base Operating Year shall be the Operating Year commencing on January 1, 2007 and ending on December 31, 2007 for the first Extended Term and the Operating Year commencing on January 1, 2012 and ending on December 31, 2012 for the second Extended Term; (v) with respect to the first Extended Term only, this Article 40 shall be modified to provide for the option to extend the term of this lease for only one additional period of 5 years and (vi) with respect to the second Extended Term only, this Article 40 shall be deleted in its entirety. Tenant and Landlord shall promptly execute and deliver an appropriate modification of this lease to evidence said Extended Terms.

    40.02 (a) For purposes of this Article 40, in such instances that it is provided that Tenant shall pay a "fair market rent" as Fixed Base Rent, such fair market rent shall be proposed by Landlord giving notice therefor (a "FMR Notice") not later than July 1, 2006 with respect to the first Extended Term and not later than July 1, 2011 with respect to the second Extended Term, and shall exclude amounts allocable to electricity.

     (b) Within 15 Business Days after Landlord gives a FMR Notice, Tenant shall notify Landlord as to whether Tenant agrees with Landlord's proposed fair market rent, and if it does not so agree, Tenant shall in such notice submit to Landlord its proposed fair market rent. If Tenant fails to respond as aforesaid within said 15-Business Day period, Tenant shall be deemed to have agreed to the fair market rent proposed by Landlord.

     (c) If Landlord and Tenant do not agree upon the fair market rent within 15 Business Days (the "Negotiation Period") after Tenant delivers its notification to Landlord in accordance with clause (b) above, the matter shall be submitted to arbitration in the Borough of Manhattan, City of New York, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (or any successor organization), subject, however, to the following modifications:

          (i) Landlord and Tenant shall each within 15 Business Days after the expiration of the Negotiation Period select an arbitrator, each of whom shall be a licensed real estate broker with at least ten years experience in the leasing or management of office space in the "Downtown" office market in the Borough of Manhattan. Landlord and Tenant shall each bear the fees and expenses of their respective arbitrators.

         (ii) The arbitrators shall be instructed to complete the appraisal procedure and to submit their written determinations to Landlord and Tenant within 30 days after their meeting. If said arbitrators are unable to agree on the fair market rent within such 30-day period, then (A) if the determination by the arbitrator appointed by Landlord is less than 110% of the determination by the arbitrator appointed by Tenant, the fair market rent shall be the average of the two determinations or
               (B) if otherwise, the arbitrators shall within 10 days after they report their determinations appoint a third arbitrator with similar qualifications to determine the fair market rent. In the event the two arbitrators cannot agree as to the selection of the third arbitrator within 15 Business Days after Landlord and Tenant are notified of the determination of the arbitrators, either party may request that the President of the Real Estate Board of New York Inc. (or any successor organization) appoint the third arbitrator. The fees of the third arbitrator shall be borne equally by Landlord and Tenant.

               (iii) The third arbitrator shall be instructed to complete the appraisal procedure and submit a written determination of the fair market rent to Landlord and Tenant within 30 days after such arbitrator's appointment;

               (iv) If the difference between the two closest of the three determinations is less than 10% of the determination which is neither the highest nor the lowest determination (the "Middle Determination"), the fair market rent shall be the average of said two determinations. Otherwise, the determination of the third arbitrator shall be the fair market rent.

               (v) In rendering such determinations, the arbitrators shall determine the fair market rent that would be agreed upon by Landlord and a new unrelated third party tenant, and in connection therewith shall assume or take into consideration as appropriate all of the following: (A) the Landlord and prospective tenant are typically motivated; (B) the Landlord and prospective tenant are well informed and well advised and each is acting in what it considers its own best interest; (C) a reasonable time under then-existing market conditions has been allowed for exposure of the Premises on the open market; (D) the rent is unaffected by concessions, special financing amounts and/or terms, or unusual services, fees, leasing commissions, costs or credits in connection with the leasing transaction; (E) the Premises are fit for immediate occupancy and use "as-is" and require no additional work by Landlord and that no work has been carried out thereon by the Tenant, its subtenant, or their predecessors in interest during the term which has diminished the rental value of the Premises; (F) in the event the Premises have been destroyed or damaged by fire or other casualty, they have been fully restored; (G) the Premises are to be let with vacant possession and subject to the provisions of this lease for a 5-year term, except that the arbitrators shall take into consideration that for purposes of Article 4 the Base Tax Year shall be governed by the provisions of Section 40.01(b) and that for purposes of Article 5 the Base Operating Year shall be governed by the provisions of
                         Section 40.01(b); and (H) market rents then being charged for comparable space in other similar office buildings in the same area. In rendering such decision and award, the arbitrator shall not modify the provisions of this lease.

               (vi) The decision and award of the arbitrators shall be in writing and be final and conclusive on all parties and counterpart copies thereof shall be delivered to each of said parties. Judgment may be had on the decision and award of the arbitrators so rendered in any court of competent jurisdiction.

          (d) In the event that, prior to the determination of the fair market rent for an Extended Term, any payment of Fixed Base Rent is due hereunder, Tenant shall pay (in addition to any Additional Rent then required to be paid by Tenant hereunder) as the Fixed Base Rent hereunder the Fixed Base Rent specified in Landlord's FMR Notice with respect to such Extended Term plus the amount allocable to electricity on a "rent inclusion" basis as determined in accordance with the provisions of this lease, subject however to such further increases or decreases as are provided in Article 16 hereof. If the arbitrator determines that the Fixed Base Rent payable pursuant to this Article 40 is less than that set forth in the FMR Notice, then Tenant shall be entitled to a credit in the amount of its overpayment for such period against subsequent payments of Fixed Base Rent due.

          (e) After the determination of the fair market rent (excluding amounts allocable to electricity) by the agreement of Landlord and Tenant, as provided in Sections 40.02(a) and 40.02(b), or by arbitration, as provided in Section 40.02(c), Fixed Base Rent for the applicable Extended Term shall be the sum of (x) the fair market rent as so determined, plus (y) the amount allocable to electricity on a "rent inclusion" basis as determined in accordance with the provisions of this lease, subject however to such further increases or decreases as are provided in Article 16 hereof."

     8. Contraction Space. (a) Provided Tenant shall not be in Material Default under any of the terms and provisions of the Lease, as modified by this Fifth Amendment, both (i) on the date of delivery of the Surrender Notice (as hereinafter defined) and (ii) on the Surrender Date (as hereinafter defined), Tenant shall have the right (the "Surrender Right") at one time during the Term of the Lease to surrender to Landlord up to 12,842 rentable square feet of the Premises, in accordance with the provisions of this Section 8.

          (b) Tenant may exercise the Surrender Right only by delivering irrevocable notice thereof to Landlord (the "Surrender Notice") at least 18 months prior to the date upon which Tenant shall surrender the Surrender Premises (as hereinafter defined) to
               Landlord (the "Surrender Date"), which Surrender Notice shall specify the portion of the Premises to be surrendered (the "Surrender Premises"). On or before the date that is 6 months prior to the Surrender Date, Tenant shall pay to Landlord (the "Surrender Payment") the unamortized portion allocable to the Surrender Premises (which allocation shall be made on a rentable square foot basis in respect of the Premises other than the Additional Basement Space) of (i) the Tenant Allowance, (ii) the brokerage commission paid by Landlord, (iii) the free rent granted to Tenant and (iv) the rent differential from the original lease term attributable to the Surrender Premises in an amount equal to $2.00 per rentable square foot, which amounts shall be amortized on a straight-line basis over the period commencing on July 1, 1995 and ending on the Expiration Date (the Surrender Payment to be deemed to be Additional Rent). If Tenant shall fail to deliver the Surrender Notice and the Surrender Payment in accordance with the provisions of this
               Section 8, Tenant's exercise of the Surrender Right shall be null and void and Tenant shall have no further rights under this
               Section 8. Tenant shall, in the Surrender Notice (A) represent on behalf of itself, its successors and assigns that as of the date thereof, it shall not have not assigned, pledged or encumbered the Lease, as modified by this Fifth Amendment, or sublet the Surrender Premises or done or suffered any other action as a result of which the Lease or the Surrender Premises might be subject to any lien or encumbrance, and (B) covenant that such representation shall also be true, correct and accurate on the Surrender Date. If Tenant exercises the Surrender Right as aforesaid, then on or before the Surrender Date Tenant shall vacate the Surrender Premises and surrender the Surrender Premises to Landlord in the condition required pursuant to the Lease, as modified by this Fifth Amendment, as if such date was initially set forth as the Expiration Date applicable thereto. If Tenant fails to vacate and deliver possession of the Surrender Premises to Landlord in the condition required pursuant to this Section 8(b), on or before the Surrender Date, then (X) such failure shall be a default by Tenant under the Lease, as modified by this Fifth Amendment, and
               (Y) Tenant shall be deemed to be a holdover in the Surrender Premises and, in addition to all of Landlord's rights and remedies set forth in the Lease, Landlord shall have the right to exercise any of its rights and remedies at law and in equity. Notwithstanding anything to the contrary contained herein, Tenant shall not be permitted to exercise the Surrender Right if the Surrender Premises shall not, in Landlord's reasonable judgment, be marketable for lease to other tenant(s), taking into account the size and configuration of the Surrender Premises and its suitability for normal renting purposes. If Landlord objects to the Surrender Premises designated by Tenant in its Surrender Notice, Landlord shall notify Tenant within 15 days of its receipt of the Surrender Notice and Tenant shall thereafter be required to designate a new portion of the Premises as the Surrender Premises within 10 days after Landlord gives Tenant notice of its objection, and this process shall be repeated until Landlord no longer objects to the Surrender Premises. The Surrender Date shall be extended to be the date occurring 12 months after Tenant notifies Landlord of the Surrender Premises that is ultimately acceptable as aforesaid.

          (c) If Tenant properly exercises the Surrender Right as aforesaid, then effective as of the Surrender Date, the term of the Lease with respect to the Surrender Premises shall end and expire and Tenant's estate in and possession of the Surrender Premises shall terminate and be wholly extinguished with the same force and effect as if such date was initially set forth as the Expiration Date applicable thereto.

          (d) If Tenant properly exercises the Surrender Right as aforesaid, then effective from and after the day immediately following the Surrender Date, (i) Tenant shall continue to lease the Premises (other than the Surrender Premises) upon all of the terms and conditions of the Lease, as modified by this Fourth Amendment,
               (ii) the Fixed Base Rent shall be reduced by the Fixed Base Rent attributable to the Surrender Premises as set forth on Exhibit D, (iii) the Lease shall be deemed amended to provide that the "Premises" and the "premises" shall no longer include the Surrender Premises, (iv) Tenant shall be deemed to have given, granted, assigned and surrendered unto Landlord, its successors and assigns, all right to possession of the Surrender Premises,
               (v) Tenant's Proportionate Share shall be appropriately adjusted to reflect the surrender of the Surrender Premises, and
               (vi) Landlord shall be entitled to lease the Surrender Premises to any person or entity, or take any other action with respect thereto, free from any claim of Tenant or any person or entity claiming through Tenant.

          (e) Tenant shall be responsible for the payment of all taxes and other payments (including, without limitation, all transfer taxes) required to be paid in connection with or relating to Tenant's surrender of the Surrender Premises, regardless of whether such taxes or other payments are the obligation of Landlord or Tenant. Tenant shall indemnify and hold harmless Landlord and its partners, directors, officers, principals, agents, shareholders, trustees, trust beneficiaries, investment managers and employees from and against any and all liability, damages, claims, costs or expenses relating to the payment of any taxes or other payments required to be paid in connection with or relating to Tenant's surrender of the Surrender Premises, together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys' fees and expenses.

          (f) Landlord and Tenant shall, at the request of the other party, execute an instrument confirming the terms of the surrender of the Surrender Premises, but no such instrument shall be necessary to make the terms hereof effective.

     9.   Expansion Space.   Effective  as of the Effective Date, Article 39 of
          the Lease shall be deleted in its entirety and the following substituted in its place:

  "39.01. (a) Provided this lease is in full force and effect and no default has occurred hereunder which is then continuing beyond applicable notice and grace periods, Landlord shall notify Tenant if Landlord intends to offer for lease to bona fide third parties (i) all or any portion of the fifth floor of the Building or (ii) all or any portion of the tenth floor of the Building (such portions of the fifth floor and the tenth floor shall herein together be called the "Option Space"), and Tenant shall have the irrevocable right (during the period and in the manner specified in Section 39.01(b)) to lease the Option Space; provided, however, such expansion option shall be subordinated to any and all expansion options or renewal options held by other tenants of the Building in effect on the date hereof and affecting the Option Space. Landlord's notice to Tenant pursuant to this Section 39.01(a) (the "Option Notice") shall specify that portion of the Option Space that Landlord intends to lease, including the number of rentable square feet included therein and the date such Option Space will be available for lease (the "Option Space Anticipated Delivery Date").

          (b)  If Tenant  shall wish  to exercise  its right under this Section
               39.01 to lease the Option Space, notice of such election (the "Answer") shall be given to Landlord within a period of twenty
               (20) days after the giving of the Option Notice (the "Acceptance Period").

          (c) (i) Provided (A) Tenant shall have properly delivered an Answer in accordance with Section 39.01(b), and (B) Tenant shall on the Option Space Effective Date (as hereinafter defined) not then be in default under this lease beyond any applicable notice and cure period, then on the Option Space Effective Date, the applicable Option Space shall become and be deemed to comprise part of the Premises as if originally included in the demise under this lease, upon all of the terms and conditions of this lease, except that: (I) the Fixed Base Rent shall be increased by an amount determined pursuant to Section 39.02, (II) Tenant's Proportionate Share shall be increased by the percentage obtained by dividing (X) the rentable square footage of the Option Space by (Y) 294,563, (III) if such Answer is delivered prior to July 1, 1997, (x) Tenant shall receive an abatement of Fixed Base Rent payable on account of such Option

               Space for the number of days calculated by multiplying 180 by a fraction, the numerator of which shall be the number of days in the period commencing on the Option Space Effective Date and ending on December 31, 2006, and the denominator of which shall be the number of days in the period commencing on July 1, 1995 and ending on December 31, 2006, and (y) Tenant shall receive an allowance (each, the "Supplemental Tenant Allowance") in an amount equal to the product obtained by multiplying (A) $25.00 by (B) the rentable square footage of such Option Space by (C) a fraction, the numerator of which shall be the number of days in the period commencing on the Option Space Effective Date and ending on December 31, 2006, and the denominator of which shall be the number of days in the period commencing on the July 1, 1995 and ending on December 31, 2006 (which Supplemental Tenant Allowance shall be paid by Landlord to Tenant following (1) the completion of the work performed by Tenant to prepare the Option Space for Tenant's occupancy thereof and (2) the delivery to Landlord of evidence reasonably satisfactory to Landlord establishing that all sums due and owing to contractors, subcontractors and materialmen have been paid, including final lien waivers).

               (ii) The term  "Option Space Effective Date" shall mean the date upon which Landlord delivers vacant possession of the Option Space to Tenant. Landlord shall use reasonable efforts to deliver possession of the Option Space to Tenant on or prior to the Option Space Anticipated Delivery Date, including, to the extent advisable in Landlord's reasonable business judgment so to do, the institution and prosecution of holdover or other appropriate proceedings against any occupant of the Option Space. If Landlord is unable to deliver possession of the Option Space to Tenant for any reason on or prior to the Option Space Anticipated Delivery Date, the Option Space Effective Date with respect thereto shall be the date on which Landlord is able to so deliver possession, and Landlord shall not be subject to any liability and this lease shall not be impaired under such circumstances. Tenant hereby waives any right to rescind this lease under the provisions of Section 223-a of the Real Property Law of the State of New York, and agrees that the provisions of this Article are intended to constitute "an express provision to the contrary" within the meaning of said Section 223-a.

          (d) If an Answer shall not be timely given or if Tenant shall notify Landlord within the Acceptance Period that Tenant has waived its right to lease the Option Space, all rights of Tenant under this Section 39.01 with respect to the Option Space specified in the Option Notice shall be void and of no further force or effect, but Tenant's rights under this Section 39.01 with respect to any Option Space not specified in such Option Notice shall remain in full force and effect.

          (e) Landlord and Tenant, at either party's request, shall promptly execute and exchange an appropriate agreement evidencing the leasing of any Option Space reasonably satisfactory to both parties, but no such agreement shall be necessary in order to make the provisions hereof effective.

   39.02. For purposes of this Article 39 the Fixed Base Rent for the Option Space shall be determined as follows:

          (a) If Tenant's Answer with respect to any Option Space is delivered to Landlord on or prior to June 30, 1997, Fixed Base Rent payable by Tenant for such Option Space (excluding any amounts payable on account of electricity) shall equal (x) for the period commencing on the commencement date of the leasing of such Option Space and ending on March 31, 2001, the product obtained by multiplying (A) $18.75 by (B) the rentable square footage of such Option Space, and (y) for the period commencing on April 1, 2001 and ending on the Expiration Date, the product obtained by multiplying (A) $19.25 by (B) the rentable square footage of such Option Space.

          (b) If Tenant's Answer with respect to any Option Space is delivered to Landlord after June 30, 1997, Fixed Base Rent for such Option Space (excluding any amounts payable per account of electricity) shall be the fair market rent determined in accordance with the procedures set forth in Section 40.02 of this lease, for determining fair market rent for the Extended Terms; except that
               (x) Landlord shall deliver a FMR Notice to Tenant together with the Option Notice and (y) pending the determination of the fair market rent, Tenant shall pay as Fixed Base Rent for such Option Space the Fixed Base Rent set forth in the FMR Notice. After the determination of the fair market rent (excluding amounts allocable to electricity) as herein provided, Fixed Base Rent for such Option Space shall be the sum of (A) the fair market rent as so determined, plus (B) the amount allocable to electricity on a "rent inclusion" basis as determined in accordance with the provisions of this lease, subject however to further increases or decreases as are provided in Article 16 of this lease."

     10. Brokers. Tenant covenants, represents and warrants that Tenant has had no dealings or negotiations with any broker or agent other than Equis of New York (the "Broker") in connection with the consummation of this Fifth Amendment, and Tenant covenants and agrees to pay, hold harmless and indemnify Landlord from and against any and all cost, expense (including reasonable attorneys' fees and court costs), loss and liability for any compensation, commissions or charges claimed by any broker or agent, other than the Broker, with respect to this Fourth Amendment or the negotiation thereof to the extent such claim or claims by any such broker or agent are based in whole or in part on dealing with Tenant or its representatives and not Landlord or its representatives. Landlord shall be responsible for such compensation, commissions or charges to which Broker may be entitled pursuant to a separate agreement between Broker and Landlord. Landlord covenants and agrees to pay, hold harmless and indemnify Tenant from and against any and all cost, expense (including reasonable attorneys' fees and court costs), loss and liability for any compensation, commissions or charges in connection with this Fourth Amendment or the negotiation thereof, claimed under any circumstances by the Broker, or claimed by any other broker or agent if the claims by such other brokers or agents are based in whole or part on dealing with Landlord or its representatives and not with Tenant or its representatives.

     11. No Modification. Except as specifically provided herein, nothing contained in this Fifth Amendment shall be deemed to modify in any respect the terms, provisions or conditions of the Lease, and such terms, provisions and conditions are hereby ratified and shall remain in full force and effect as modified hereby.

     12.  Construction.   In the  event that there is any inconsistency between
          the terms of this Fifth Amendment and the terms of the Lease, the terms of this Fifth Amendment shall prevail.

     13. Entire Agreement. This Fifth Amendment contains the sole and entire understanding and agreement of the parties with respect to its entire subject matter and all prior negotiations, discussions, representations, agreements, and understandings heretofore had among the parties with respect thereto are merged herein.

     14. Counterparts. This Fifth Amendment may be executed in duplicate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

     15.  This Fifth   Amendment shall be binding upon and inure to the benefit
          of Landlord and Tenant and their respective successors and permitted assigns.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Fourth Amendment as of the day and year first above written.

                              LANDLORD:



                              RREEF USA FUND-III,

                              a California group trust



                              By:  RREEF MANAGEMENT COMPANY,

                                   a California Corporation



                              By:  /s/ Denise Stewart
                                   __________________

                              Name:  Denise Stewart

                              Title: Vice President,

                                      Director of Properties





                              By:  /s/ Alane S. Berkowitz
                                   ______________________

                              Name:   Alane S. Berkowitz

                              Title: District Manager

                              TENANT:



                              THE UNITED STATES LIFE INSURANCE

                              COMPANY IN THE CITY OF NEW YORK



ATTEST:

By:  /s/ James F. DeVarso          By:  /s/ Richard G. Hohn
     ____________________               ___________________

Name:  James F. DeVarso            Name:  Richard G. Hohn

Title:  Assistant Secretary        Title: Senior Vice President

                                   EXHIBIT A

                            [INTENTIONALLY OMITTED]

                                   EXHIBIT B

                            [INTENTIONALLY OMITTED]

                                   EXHIBIT C

                            [INTENTIONALLY OMITTED]


                                                            EXHIBIT D
                                                            _________

                                                               Portion of Annual
                                                                Fixed Base Rent
                         Tenant's        Fixed Base Rent    Allocable to Electricity
        Rentable Area  Proportionate   (with electricity      As of the Effective       Monthly Installment
Floor   (Square Feet)      Share           included)                 Date               of Fixed Based Rent       Expiration Date
__________________________________________________________________________________________________________________________________

Basement   2,455 s.f.       --       From the Effective Date      $1,227.50            From the Effective Date   December 31, 2006
                                     until the Expiration                              until the Expiration
                                     Date: $13,502.50                                  Date: $1,125.21

Six       18,540 s.f.     6.29%      From the Effective Date      $37,080              From the Effective Date   December 31, 2006
                                     until 3/31/01:                                    until 3/31/01:
                                     $384,705                                          $32,058.75

                                     From 4/1/01 until the                             From 4/1/01 until the
                                     Expiration Date:                                  Expiration Date:
                                     $393,975                                          $32,831.25

Seven     21,540 s.f.    7.313%      From the Effective Date      $43,080              From the Effective Date   December 31, 2006
                                     until 3/31/01:                                    until 3/31/01:
                                     $446,955                                          $37,246.25

                                     From 4/1/01 until the                             From 4/1/01 until the
                                     Expiration Date:                                  Expiration Date:
                                     $457,725                                          $38,143.75



Eight     21,540 s.f.    7.313%      From the Effective Date      $43,080              From the Effective Date   December 31, 2006
                                     until 3/31/01:                                    until 3/31/01:
                                     $446,955                                          $37,246.25

                                     From 4/1/01 until the                             From 4/1/01 until the
                                     Expiration Date:                                  Expiration Date:
                                     $457,725                                          $38,143.75

Nine      21,540 s.f.    7.313%      From the Effective Date      $43,080              From the Effective Date   December 31, 2006
                                     until 3/31/01:                                    until 3/31/01:
                                     $446,955                                          $37,246.25

                                     From 4/1/01 until the                             From 4/1/01 until the
                                     Expiration Date:                                  Expiration Date:
                                     $457,725                                          $38,143.75

Totals:   85,615 s.f.   28.233%      From the Effective Date      $167,547.50          From the Effective Date
                                     until 3/31/01:                                    until 3/31/01:
                                     $1,739,072.50                                     $144,922.71

                                     From 4/1/01 until the                             From 4/1/01 until the
                                     Expiration Date:                                  Expiration Date:
                                     $1,780,652.50                                     $148,387.71